As filed with the Securities and Exchange Commission on June 4, 2025.

Registration No. 333–

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BITMINE IMMERSION TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	7374	84-3986354
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

10845 Griffith Peak Dr., #2

Las Vegas, Nevada 89135

Telephone: (404) 816-8240

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies to:

Lynne Bolduc, Esq. FitzGerald Kreditor Bolduc Risbrough LLP 2 Park Plaza, Suite 850 Irvine, California 92614 Telephone: (949) 788-8900	David Huberman, Esq. Win Rutherfurd, Esq. Greenberg Traurig, P.A. 333 SE 2nd Avenue, Suite 4400 Miami, Florida 33131 Telephone: (305) 579-0500

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-284361

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This registration statement (the “Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”) by Bitmine Immersion Technologies, Inc. (the “Registrant”) for the sole purpose of registering up to an additional (i) 431,250 shares of common stock, and (ii) underwriter warrants to purchase common stock and 21,562 shares of common stock issuable upon exercise of the underwriter warrants. This Registration Statement relates to the public offering of securities contemplated by the registration statement on Form S-1, as amended (File No. 333-284361) (the “Prior Registration Statement”), which the Registrant originally filed with the Securities and Exchange Commission (the “Commission”) on January 21, 2025, and which the Commission declared effective on June 4, 2025. The contents of the Prior Registration Statement, including all exhibits thereto, are incorporated by reference into this registration statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Filing Fee Table filed as Exhibit 107 to the Prior Registration Statement.

CERTIFICATION

The registrant hereby (i) undertakes to pay the Commission the filing fee set forth on the Filing Fee Table filed as Exhibit 107 of this registration statement by a wire transfer of such amount as soon as practicable (but no later than the close of business on June 4, 2025) and (ii) certifies that it has sufficient funds in the relevant account to cover the amount of such filing fee.

2

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of FitzGerald Kreditor Bolduc Risbrough LLP

23.1	Consent of Independent Public Accounting Firm (Bush and Associates CPA) dated June 4, 2025

23.2	Consent of FitzGerald Kreditor Bolduc Risbrough LLP (contained in Exhibit 5.1)

24.1*	Power of Attorney (included in signature page)

107	Filing Fee Table

* Previously filed on the signature page to the Prior Registration Statement filed with the Commission on January 21, 2025 and incorporated by reference herein.

3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on the 4th day of June, 2025.

Bitmine Immersion Technologies, Inc.
/s/ Jonathan Bates
Name: Jonathan Bates
Title: Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following person in the capacities and on the date indicated.

Name	Position	Date

/s/ Jonathan Bates	Chief Executive Officer and Director	June 4, 2025
Jonathan Bates	(Principal Executive Officer)

*	Director and President	June 4, 2025
Erik S. Nelson

*	Chief Financial Officer and Director	June 4, 2025
Raymond Mow	(Principal Financial Officer)

*	Director and Corporate Secretary	June 4, 2025
Seth Bayles

*	Director	June 4, 2025
John Kelly

*	Director	June 4, 2025
Michael Maloney

*	Director	June 4, 2025
Lori Love

/s/ Jonathan Bates	Chief Executive Officer and Director	June 4, 2025
Jonathan Bates Attorney-in-Fact	(Principal Executive Officer)

4